Registration No. 333 - __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

Terra Tech Corp.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	26-3062661
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(Address, Including Zip Code, of Principal Executive Offices)

Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan

(Full Title of the Plan)

Michael Nahass, President

Terra Tech Corp.

2040 Main Street, Suite 225

Irvine, California 92614

(855) 447-6967

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a) (2) B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)		Amount of Registration Fee
Common Stock, $.001 par value	30,976,425 shares	0.085	(2)	2,632,997.13	(2)	$341.77	(2)

__________

(1)

The number of shares of common stock, par value $.001 per share (“Common Stock”), stated above consists of an aggregate of 30,976,425 additional shares of Common Stock which may be sold upon the exercise of options or issuance of stock-based awards which have been granted and/or may hereafter be granted under the Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan, as amended on February 14, 2020 (as amended, the “Amended and Restated 2018 Plan). The maximum number of shares which may be sold pursuant to the Amended and Restated 2018 Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Amended and Restated 2018 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock-based awards have not yet been granted and the purchase price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the OTC Markets Group, Inc.’s OTCQX tier as of a date (March 23, 2020) within five business days prior to filing this Registration Statement. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share			Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the Amended and Restated 2018 Plan	N/A	$	N/A	(2)(i)	$	N/A
Shares reserved for future grant under the Amended and Restated 2018 Plan	30,976,425		$0.085	(2)(ii)		$2,632,997
Proposed Maximum Aggregate Offering Price						$2,632,997

Registration Fee						$341.77

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Terra Tech Corp. (“Registrant”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) to register 30,976,425 additional shares of Common Stock under the Registrant’s Amended and Restated 2018 Plan, pursuant to the provisions thereof. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on October 4, 2019 (Registration No. 333-234106) and March 6, 2019 (Registration No. 333-230081).

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 13, 2020.

(b) The Registrant’s Current Reports on Form 8-K as filed with the Commission on February 18, 2020, March 9, 2020 and March 16, 2020 (other than any portions thereof deemed furnished and not filed).

(c) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-54258) filed with the Commission on January 25, 2011, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

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Item 8. Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Description
4.1	Copy of Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-8, filed with the Commission on March 6, 2019).
4.2

Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.3

Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.4

Certificate of Change of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.5

Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.6

Certificate of Designation of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.7

Amended and Restated Certificate of Designation of the Registrant (incorporated by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.8

Amendment to Certificate of Designation (incorporated by reference to Exhibit 3.7 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.9

Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.8 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.10

Amendment to Certificate of Designation (incorporated by reference to Exhibit 3.9 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.11

Amendment to Certificate of Designation (incorporated by reference to Exhibit 3.10 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 16, 2018).

4.12

Amended Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed with the Commission on November 8, 2018).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.
23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).
23.2*	Consent of Marcum LLP
24.1*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).
99.1	Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2019).
99.2

Amendment to Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to Registrant’s Current Report on Form 8-K, filed with the Commission on February 18, 2020).

99.3	Form of Stock Option Agreement - Employee (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2019).
99.4	Form of Stock Option Agreement - Executive Officer (incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2019).
99.5	Form of Stock Option Agreement - Director (incorporated by reference to Exhibit 10.4 to Registrant’s Current Report on Form 8-K, filed with the Commission on June 26, 2019).

__________

* Filed herewith.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California on March 27, 2020.

Terra Tech Corp.

By:	/s/ Matthew Morgan
Matthew Morgan
Chief Executive Officer and
Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Matthew Morgan and Michael A. Nahass, and each of them singly, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Terra Tech Corp., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Morgan	Chief Executive Officer	March 27, 2020
Matthew Morgan	(Principal Executive Officer) and Director

/s/ Michael A. Nahass	President, Chief Operating Officer,	March 27, 2020
Michael A. Nahass	Secretary, Treasurer and Director

/s/ Michael James	Chief Financial Officer	March 27, 2020
Michael James	(Principal Accounting Officer and Principal Financial Officer)

/s/ Derek Peterson	Chief Strategy Officer	March 27, 2020
Derek Peterson	Chairman of the Board of Directors

/s/ Alan Gladstone	Director	March 27, 2020
Alan Gladstone

/s/ Steven J. Ross	Director	March 27, 2020
Steven J. Ross

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